EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Lithia Motors, Inc. and Subsidiaries:

We consent to incorporation by reference in the Registration Statements (Nos. 333-45553, 333-43593, 333-69169, 333-69225, 333-80459, 333-39092, 333-61802, 333-21673, 333-106686, 333-116839 and 333-116840) on Forms S-8 and (No. 333-117670) on Form S-3 of Lithia Motors, Inc. of our report dated March 11, 2005 with respect to the consolidated balance sheets of Lithia Motors, Inc. and Subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, changes in stockholders’ equity and comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2004, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 Annual Report on Form 10-K of Lithia Motors, Inc.

/s/ KPMG LLP

Portland, Oregon
March 11, 2005